SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2011

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

331 East Evelyn Avenue Mountain View, CA 94041
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 962-4000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY	INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 3, 2011 (the “Closing Date”), Conceptus B.V. (the “BV”), a wholly-owned subsidiary of Conceptus, Inc. (the “Company”) entered into an Asset Sale and Purchase Agreement (the “Asset Purchase Agreement”) among the BV and Sigma Medical B.V. (the “Seller”) to purchase all distribution rights of the Essure device in the Netherlands and certain assets of the Seller, including inventory, licenses, contracts and intellectual property related to the Essure device (the “Acquisition”). Prior to the Acquisition, the Seller had the rights to sell, market and distribute the Essure device in the Netherlands pursuant to a 2004 distribution agreement between the parties.

On the Closing Date, the BV consummated the Acquisition for approximately 2.625 million euros (approximately $3.6 million at the currency exchange rate on October 3, 2011) in cash in three installments as follows:

•	EUR 2,125,000 (approximately $3.0 million) was paid on the Closing Date;

•	EUR 250,000 (approximately $0.3 million) will be paid to the Seller on the date that is six-months after the Closing Date; and

•	EUR 250,000 (approximately $0.3 million) will be paid on the date that is the first anniversary of the Closing Date.

The BV’s payment obligations under the Asset Purchase Agreement have been guaranteed by the Company.

In connection with the Acquisition, the BV entered into an administrative services agreement with the Seller, and a lease and a consultancy agreement with Mr. Reinder Hogeboom, the managing director of the Seller. The administrative services agreement, the consultancy agreement, the lease and the Asset Purchase Agreement are referred to herein as the “Transaction Documents.”

The BV is entitled to set off any claim for damages for breaches of certain representations and warranties or Seller’s failure to perform its obligations under the Transaction Documents against the second and third installments of the purchase price. In addition, the purchase price may be adjusted downward by not more than EUR 500,000 (approximately $0.6 million) if the average sales price of Essure devices declines below specified levels during 2012.

In connection with the Acquisition, the BV has hired certain employees.

The foregoing is a summary of the Asset Purchase Agreement and does not purport to summarize or include all terms relating to the Acquisition or all other actions contemplated by the Asset Purchase Agreement. The foregoing summary is qualified in its entirety by reference to the Asset Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 3, 2011, by and between Conceptus B.V. and Sigma Medical B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC.
(Registrant)

By:	/s/ Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Operations
and Chief Financial Officer

Dated: October 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated October 3, 2011, by and between Conceptus B.V. and Sigma Medical B.V.